Exhibit 23.3
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2006 Incentive Stock Plan of Synovis Life Technologies, Inc. of our report dated August 28, 2009, with respect to the financial statements of Pegasus Biologics, Inc. as of and for the years ended December 31, 2008 and 2007, included in the Form 8-K/A of Synovis Life Technologies, Inc., dated September 18, 2009.
/s/ ERNST & YOUNG LLP
Orange County, California
October 9, 2009